Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

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                                                                             Quarters Ended

                                                              April 30, 2000            April 30, 1999
                                                              --------------            --------------
  Basic:

  Net income from continuing operations                       $    865,000               $     609,000
  Weighted average shares outstanding                            4,352,000                   4,456,000
                                                                 ---------                   ---------

  Basic income per share from continuing operations           $        .20               $         .14
                                                              ============               =============


  Net income from discontinued operations                     $    198,000               $     350,000
  Weighted average shares outstanding                            4,352,000                   4,456,000
                                                                 ---------                   ---------

  Basic income per share from discontinued operations           $      .04                 $       .08
                                                                ==========                  ===========


  Net income                                                  $  1,063,000               $     959,000
  Weighted average shares outstanding                            4,352,000                   4,456,000
                                                                 ---------                   ---------

  Basic income per share                                        $      .24                  $      .22
                                                                ==========                  ==========


  Diluted:

  Net income from continuing operations                       $    865,000               $     609,000
  Less - net income allocated to subsidiary
    dilutive stock options outstanding                             (50,000)                    (44,000)
                                                                  --------                     -------

  Net income used in calculation of diluted
    income per share from continuing operations               $    815,000               $     565,000
                                                              ============               =============


  Weighted average shares outstanding                            4,352,000                   4,456,000
  Plus - common equivalent shares (determined
    using the "treasury stock" method) representing
    shares issuable upon exercise of stock options                 249,000                     208,000
                                                                   -------                     -------

  Weighted average number of shares used in
    calculation of diluted income per share from
    continuing operations                                        4,601,000                   4,664,000
                                                                 =========                   =========

  Diluted income per share from continuing
    operations                                                 $       .18                  $      .12
                                                               ===========                  ==========


  Net income from discontinued operations                     $    198,000               $     350,000
  Less - net income allocated to subsidiary
    dilutive stock options outstanding                                   -                           -
                                                               -----------                   ---------

  Net income used in calculation of diluted
    income per share from discontinued operations             $    198,000               $     350,000
                                                              ============               =============


  Weighted average shares outstanding                            4,352,000                   4,456,000
  Plus - common equivalent shares (determined
    using the "treasury stock" method) representing
    shares issuable upon exercise of stock options                 249,000                     208,000
                                                                   -------                     -------

  Weighted average number of shares used in
    calculation of diluted income per share from
    discontinued operations                                      4,601,000                   4,664,000
                                                                 =========                   =========

  Diluted income per share from discontinued
    operations                                                  $      .04                  $      .08
                                                                ==========                  ==========


  Net income                                                  $  1,063,000               $     959,000
  Less - net income allocated to subsidiary
    dilutive stock options outstanding                             (50,000)                    (44,000)
                                                                ----------                  ----------

  Net income used in calculation of diluted
    income per share                                          $  1,013,000               $     915,000
                                                              ============               =============


  Weighted average shares outstanding                            4,352,000                   4,456,000
  Plus - common equivalent shares (determined
    using the "treasury stock" method) representing
    shares issuable upon exercise of stock options                 249,000                     208,000
                                                                   -------                     -------

  Weighted average number of shares used in
    calculation of diluted income per share                     4,601,000                    4,664,000
                                                                =========                    =========


  Diluted income per share                                     $      .22                   $      .20
                                                               ==========                   ==========

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